Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 3, 2020, by and among BALL CORPORATION, an Indiana corporation (“Company”), and the various Lenders (as defined below) party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Company, the Other Subsidiary Borrowers (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”), Deutsche Bank AG New York Branch (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”), DBNY, as collateral agent for the Lenders, the Facing Agents (as defined therein) from time to time party thereto and the other parties thereto have entered into the Credit Agreement, dated as of March 18, 2016 (as amended, restated, supplemented or otherwise modified to, but not including, the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, in accordance with the provisions of Section 12.1 of the Existing Credit Agreement, Company wishes to amend the Existing Credit Agreement as more fully provided herein;

WHEREAS, Company and the Lenders constituting the Required Lenders wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to that certain engagement letter, dated as of July 22, 2020, among Deutsche Bank Securities Inc. (“DBSI”) and Company (the “Amendment Engagement Letter”), DBSI shall act as sole lead arranger and sole bookrunner with respect to this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2, upon the Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a)               Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order:

““Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.”

““Resolution Authority” means the EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”

““UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”

““UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”

(b)               The following definitions in Section 1.1 of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”

““Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

““Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(c)               Section 8.2(bb) of the Existing Credit Agreement is hereby amended by deleting the text “the Net Leverage Ratio shall not exceed 4.50 to 1.00 or, during any Financial Covenant Adjustment Period, 4.75 to 1.00” and replacing it with the text “the Net Leverage Ratio shall not exceed (x) if such Indebtedness is incurred on or prior to September 30, 2022, 5.00 to 1.00 or, during any Financial Covenant Adjustment Period, 5.25 to 1.00, or (y) if such Indebtedness is incurred after September 30, 2022, 4.50 to 1.00 or, during any Financial Covenant Adjustment Period, 4.75 to 1.00”; and

(d)               Article IX of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Company hereby agrees that, so long as any Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other Obligation (other than contingent indemnification obligations not then due and Obligations under any Swap Contract) is owing to any Lender or the Administrative Agent hereunder, Company shall not permit the Net Leverage Ratio for (a) any Test Period ending on or prior to September 30, 2022 to be greater than 5.00 to 1.00 (or, if such Test Period ends during a Financial Covenant Adjustment Period, 5.50 to 1.00) or (b) any Test Period ending on or after December 31, 2022 to be greater than 4.50 to 1.00 (or, if such Test Period ends during a Financial Covenant Adjustment Period, 5.00 to 1.00).”

(e)               Section 12.26 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

(f)                The following Section 12.27 is hereby inserted in the Existing Credit Agreement:

“Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)	In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Section 12.27, the following terms have the following meanings:

(i)	“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)	“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

SECTION 2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective on the date when the following conditions shall have been satisfied (such date, the “Amendment Effective Date”):

(a)               Company and Lenders constituting the Required Lenders shall have duly executed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to ProjectBridge2020@whitecase.com;

(b)               Company shall have paid (or shall pay substantially concurrently with the effectiveness of this Amendment), by wire transfer of immediately available funds in Dollars, (i) all fees and expenses required to be paid hereunder, including, without limitation, to DBSI, all fees and expenses due and payable pursuant to the Amendment Engagement Letter and (ii) to the Administrative Agent (x) for the benefit of each consenting Lender party hereto, a fee in an amount equal to 0.075% of the sum of (I) the stated principal amount of such Lender’s outstanding Term Loans on the Amendment Effective Date plus (II) the Revolving Commitments of such Lender as in effect on the Amendment Effective Date and (y) for its benefit, all reasonable and documented out-of-pocket expenses required (including reasonable fees of counsel) to be paid in accordance with Section 12.4(a) of the Credit Agreement, to the extent invoiced at least one Business Day prior to the Amendment Effective Date; and

(c)               on the Amendment Effective Date immediately prior to and after giving effect to this Amendment (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing and (ii) the representations and warranties of each Credit Party set forth in Article VI of the Credit Agreement and in each other Loan Document shall each be true and correct in all material respects on and as of the Amendment Effective Date, as though made on and as of such date, except to the extent such representations and warranties are expressly made as of a specified earlier date in which event such representations and warranties shall be true and correct in all material respects as of such specified earlier date.

SECTION 3. Costs and Expenses. Company hereby reconfirms its obligations pursuant to Section 12.4(a) of the Credit Agreement to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of White & Case LLP, counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

SECTION 4. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, Company hereby represents and warrants, with respect to itself and each of its Subsidiaries, that, immediately prior to and immediately after giving effect to this Amendment:

(a)               the representations and warranties set forth in Article VI of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties are expressly made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date; and

(b)               no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

SECTION 5. Reference to and Effect on the Existing Credit Agreement and the Loan Documents.

(a)               On and after the Amendment Effective Date, (i) this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents, and (ii) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Credit Agreement.

(b)               Company hereby acknowledges and agrees, on behalf of itself and the other Credit Parties, that (i) the Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and (ii) without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure, and the Guaranty by the Guarantors do and shall continue to guarantee, the payment of (x) in the case of each Domestic Guarantor (as defined in the Guaranty), all Guaranteed Obligations (as defined in the Guaranty) of each Borrower and (y) in the case of each Foreign Guarantor (as defined in the Guaranty), all Guaranteed Foreign Obligations (as defined in the Guaranty) of each Foreign Borrower, in each case to the extent provided for in the Guaranty, the Credit Agreement and the other Loan Documents.

(c)               The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile, .pdf or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

BALL CORPORATION

By:	/s/ Jeff Knobel
Name: Jeff Knobel
Title: Vice President and Treasurer

[Signature Page to Third Amendment to Ball Credit Agreement]

Lender signature pages are on file with the Administrative Agent.

[Signature Page to Third Amendment to Ball Credit Agreement]